Exhibit 23.1

Consent of Ernst & Young LLP

Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-135119) pertaining to the Northstar Neuroscience, Inc. 2006 Performance Incentive Plan and 1999 Stock Option Plan of our report dated March 12, 2007 with respect to the financial statements of Northstar Neuroscience, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/S/ ERNST & YOUNG LLP

Seattle, Washington

March 16, 2007